Exhibit 99.1

PLAINS EXPLORATION & PRODUCTION CO. ATTN: JOANNA PANKEY 700 MILAM STREET, SUITE 3100 HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.							For	Against	Abstain

1.   Adoption of the Agreement and Plan of Merger, dated as of December 5, 2012, by and among the Company, Freeport-McMoRan Copper & Gold Inc. (“FCX”) and IMONC LLC, a wholly owned subsidiary of FCX, as such agreement may be amended from time to time, which provides for, among other things, the merger of the Company with and into IMONC LLC, with IMONC LLC surviving the merger as a wholly owned subsidiary of FCX;

							☐	☐	☐

2. Approval, on an advisory (non-binding) basis, of the specified compensation that may be received by the Company’s named executive officers in connection with the merger.							☐	☐	☐

3. Approval of any adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the merger agreement.							☐	☐	☐

NOTE: I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

PLAINS EXPLORATION & PRODUCTION COMPANY

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

            , 2013

THIS PROXY IS SOLICITED ON BEHALF OF

THE PLAINS EXPLORATION & PRODUCTION COMPANY BOARD OF DIRECTORS

The undersigned appoints James C. Flores and John F. Wombwell, and each of them, as proxies with power of substitution in each, to represent the undersigned and to vote all the shares of common stock of Plains Exploration & Production Company (the “Company”) that the undersigned may be entitled to vote at the Special Meeting to be held in Houston, Texas on             , 2013 in the manner shown on this form as to the matters listed on the reverse side and as more particularly described in the Proxy Statement/Prospectus of the Company and FCX dated             , 2013 and in their discretion on any other business or matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof, including an adjournment or postponement for the purpose of soliciting additional proxies.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN THE MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side